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                              UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549


                                 FORM 8-K


                         CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

              Date of Report (Date of earliest event reported):
                               May 24, 2006
                               ------------

                        WESTAMERICA BANCORPORATION
                        --------------------------
          (Exact Name of Registrant as Specified in Its Charter)

                                CALIFORNIA
                                ----------
              (State or Other Jurisdiction of Incorporation)


                001-9383                       94-2156203
                --------                       ----------
        (Commission File Number)    (IRS Employer Identification No.)


         1108 Fifth Avenue, San Rafael, California          94901
         ----------------------------------------------------------
          (Address of Principal Executive Offices)        (Zip Code)


                               (707) 863-6000
                               --------------
            (Registrant's Telephone Number, Including Area Code)


   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      [] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

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Exhibits
---------

99.1 Press release dated May 24, 2006


Item 8.01:  Other Events
------------------------

On May 24, 2006 Westamerica Bancorporation provided an update on current operating conditions. A copy of the press release is attached as Exhibit
99.1 to this Form 8-K and is incorporated herein by reference.




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                                 Signatures

Pursuant to the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westamerica Bancorporation

/s/    JOHN "ROBERT" THORSON
-------------------------------------------------
John "Robert" Thorson
Senior Vice President and Chief Financial Officer
May 25, 2006






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INDEX TO EXHIBITS
-----------------


                                                         Sequentially
Exhibit No.             Description                      Number Page
-----------             -------------------------        -------------
  (99.1)                 Press release dated                  5-7
                         May 24, 2006




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Exhibit 99.1:
-------------

FOR IMMEDIATE RELEASE

May 24, 2006

WESTAMERICA BANCORPORATION OPERATING CONDITIONS

San Rafael, CA: Westamerica Bancorporation (NASDAQ: WABC), parent company of Westamerica Bank, today provided an update on current operating conditions.

Rising short-term interest rates are slowing growth of lower-costing deposit products, placing more reliance on higher-cost certificates of deposit and wholesale funding. As a result, Westamerica expects its cost of funds to range between 1.40 percent and 1.43 percent for the second quarter of 2006, compared to 1.27 percent for the prior quarter. The increased cost of funds will not be offset by rising earning asset yields, resulting in a reduced net interest margin for the second quarter of 2006. While the Company's cost of funds is rising in the current interest rate environment, Westamerica benefits significantly from a long-standing business strategy focused on accumulating non-interest bearing demand deposits and money market checking balances from small business customers. These "low-cost" deposits are the least sensitive to changes in interest rates relative to other types of deposit products, and provide a natural hedge against rising interest rates. Westamerica expects average non-interest bearing demand deposits and money market checking balances to comprise approximately 53 percent of average total deposits for the second quarter of 2006, essentially unchanged from the prior quarter.

Competitive loan pricing and loosened underwriting standards in the banking industry are limiting the opportunity to originate commercial loans which will remain profitable throughout the duration of the loans, in Management's opinion. Current interest rate spreads between loan origination yields and the rates paid on deposits and other funding sources are very narrow. Such interest rate spreads could be pressured in the near-term as funding costs rise while many loan yields are generally fixed in nature. As a result, Westamerica has not taken an aggressive posture relative to current loan growth, and expects its loan portfolio to average within a range of $2,580 million and $2,600 million for the second quarter of 2006. Additionally, Management believes credit risk


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premiums are low given current economic conditions. The ultimate impact of rising interest rates, and elevated oil and other commodity prices on the economy in general, and on consumer spending and the real estate market in particular, is uncertain at this time. Credit risk metrics relative to Westamerica's loan portfolio have not changed materially from the first quarter of 2006.

The interest rate spread is also very narrow in regard to bond investments. The yields available on high-quality investment securities do not currently offer a spread over incremental funding costs that meet the Company's profitability objectives. As such, Westamerica has not been making additional investments in bonds. Westamerica's total investment portfolio averaged $2,144 million for the first quarter of 2005, and had declined to an average of $1,990 million for the first quarter 2006. Westamerica expects this trend to continue, resulting in an average investment portfolio balance of between $1,925 million and $1,935 million for the second quarter of 2006. Future interest rate levels may provide more profitable investment opportunities.

Westamerica's acquisition of Redwood Empire Bancorp on March 1, 2005 provided increased revenues from merchant credit card draft processing operations. Following the acquisition, Westamerica's revenues from sources other than interest spread income rose to approximately 20 percent of total revenues. Westamerica expects non-interest revenue sources to remain between 20 and 21 percent of total revenues for the second quarter of 2006.

Regarding non-interest expense levels, Westamerica anticipates an efficiency ratio (non-interest expenses divided by total revenues) of between 39.7 and 40.0 percent for the second quarter 2006, compared to 37.7 percent for the prior quarter.

Westamerica Bancorporation through its wholly owned subsidiary, Westamerica Bank, operates 87 branches and two trust offices throughout 21 Northern and Central California counties.

Westamerica Bancorporation Web Address: www.westamerica.com

For additional information contact:
      Westamerica Bancorporation
      Robert A. Thorson - SVP & Chief Financial Officer
      707-863-6840


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FORWARD-LOOKING INFORMATION:
----------------------------

   The following appears in accordance with the Private Securities Litigation Reform Act of 1995:
   This press release may contain forward-looking statements about the Company, including descriptions of plans or objectives of its management for future operations, products or services, and forecasts of its revenues, earnings or other measures of economic performance. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may."
   Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond the Company's control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company's most recent annual and quarterly reports filed with the Securities and Exchange Commission, including the Company's Form 10-Q for the quarter ended March 31, 2006 and Form 10-K for the year ended December 31, 2005, describe some of these factors, including certain credit, market, operational, liquidity and interest rate risks associated with the Company's business and operations.
Other factors described in these reports include changes in business and economic conditions, competition, fiscal and monetary policies, disintermediation, legislation including the Sarbanes-Oxley Act of 2002 and the Gramm-Leach-Bliley Act of 1999, and mergers and acquisitions.
   Forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date forward looking statements are made.

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